SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                              ####

This material is being filed pursuant to Rule 14a-6 and may be used by representatives of KCPL and UCU in various meetings.

[UtiliCorp Logo]                                         [KCPL Logo]



                         A GUIDE TO THE MERGER

FIVE REASONS SHAREHOLDERS SHOULD
SUPPORT THE KCPL/UCU MERGER

- -    Brings added value to shareholder through enhanced earnings and dividend growth

- -    Provides shareholder of KCPL with reduced business risk

- -    Creates an energy company positioned to compete in the
     evolving energy markets

- -    Will drive greater growth and create more value than could be achieved as separate companies

- -    Blends the best of both worlds - conservatively managed,
     well-capitalized financial position coupled with an aggressive strategy for growth

MAJOR DRIVERS

[Picture Image]

ENERGY INDUSTRY

- -    Technology

- -    Customers

- -    New Entrants

- -    Regulatory and Legislative Reform

THE PERFECT MERGER OF EQUALS

[Triangle]

- -    Achievable

- -    Strategic

- -    Credible

TERMS OF MERGER

- -    Merger of equals

- -    The transaction has been unanimously approved by both boards

- -    KCPL shareholders receive one share of Newco for each KCPL share owned

- -    UtiliCorp shareholders receive 1.096 shares of Newco for
     each UtiliCorp share owned

- -    Regulatory and shareholder approval

STRATEGIC MERGER

- -    Blends the best of two worlds:

     - a conservatively managed, well-capitalized financial position coupled with an aggressive strategy for growth

- -    Newco will have marketing and entrepreneurial skills that
     are rare in the industry

COMPLEMENTARY STRENGTHS

[Triangle]

- -    Growth-oriented

- -    Operating and financial strength

- -    National/international


 . . . . delivers benefits to all key stakeholders

CHANGE IN BUSINESS RISK FOR KCPL

Type of Business Risk                        Change

Asset Concentration (Nuclear)      -    Nuclear Asset Concentration Reduced
                                        - 45% net plant to 26% net plant
                                        - 119% of equity to 58% of equity

Energy Product Concentration       -    Adds gas product to electric product
                                   -    Adds gas distribution to total
                                        electric distribution
                                             - 0% gas revenue to 25% of total
                                               revenue

Service Territory/Geographic/      -    Adds six states, British Columbia,
Customer Concentration             -    New Zealand and Australia to Regulated
                                        Service Territories
                                   -    Adds 2 million customers to
                                        existing 430,000
                                   -    Indirectly reaches over 22
                                        million customers considering
                                        non-regulated operations
                                   -    Climate diversity

Regulatory Concentration           -    Diversifies Regulatory risk by adding
                                        seven (7) regulatory jurisdictions

SYNERGIES      Net cost savings of $606 million over first 10 years

[Picture Image of various utility activities]

SYNERGIES

SYNERGIES - Total $606 million
           (Net of transaction costs)

[Hexagon]

- -    EXECUTIVE & ADMINISTRATIVE SUPPORT $65 million

- -    GENERATE ENERGY $315 million

- -    DISTRIBUTE AND TRANSPORT ENERGY $32 million

- -    INFORMATION TECHNOLOGY $113 million

- -    PURCHASING/MATERIALS & FACILITIES $51 million

- -    FLEET & FACILITIES $30 million

GROWTH STRATEGIES

Overview

- -    KCPL/UCU combination is a forward-looking transaction to
     position for competition

- -    Creation of formidable competitor in the evolving energy
     services industry

- -    Merger provides opportunities for significant earnings in
     two areas:

     -    Managing the core regulated utility business

     - Growth from national and international non-regulated activities

GROWTH STRATEGIES

Managing the core regulated utility business

- -    $606 million net in pretax synergies over 10 years

- -    Additional opportunities for efficiencies

     -    Best practices and continued reengineering

     -    Apply CellNet technology to UCU service territory

     - Lever future investments in technology over a wider customer base

          -    Distribution Automation

          -    SCADA

          -    Energy Management Systems

GROWTH STRATEGIES

Domestic and international independent power projects

- -       International operations to contribute $20 to $25 million of pretax incremental earnings by 1997

- -       Geographically diverse

- -       Newco's independent power projects among the more extensive of US utilities

- -       Leverage proven acquisition strategy

- -       Export operation expertise

- -       Expanded access to capital markets

GROWTH STRATEGIES

Energy marketing in an open access
Btu environment

- -       Expect wholesale marketing and pipeline/processing
        operations to contribute $12 million pretax incremental earnings by 1997 Creation of formidable national competitor for power marketing business

- -       UCU's position as one of the largest and earliest direct
        marketers in US is being leveraged for entry into wholesale and eventual retail marketing of electric energy

- -       Strong regional market and dispatch expertise

- -       Gas hedging and derivatives experience

GROWTH STRATEGIES

Marketing of new products and services

- -       Expect new products and services to contribute $6-$12
        million pretax incremental earnings by 1997

- -       Provide customer and energy information and communication
        services

- -       Manage operational costs and enhance system reliability

- -       CellNet/Novell technology

- -       Home warranty programs

- -       Home security

NEW COMPANY TRAITS

- -    10 years experience operating competitive non-regulated businesses

- -    Diverse products, territories, asset base and generating mix

- -    10 years investment in growth - $3 billion

- -    Recognized leader in fuel procurement and generating technology

- -    Top 10 in power marketing

- -    Top 10 in gas wholesaling

- -    Top level of employee ownership

- -    Chairman and CEO combined experience - over 40 years

COMBINED FINANCIALS
(Based on year end 1995 - pro forma)

millions                        UCU          KCPL           New Company

- -    Revenues                   $2,798.5     $886.0         $3,684.5

- -    Operating income           $225.1       $244.1         $469.2

- -    Earnings available         $77.7        $118.6         $196.3

- -    10-year total return       298%         373%
     (vs. industry average of 211%)

- -    Total assets               $3,885.9     $2,882.5       $6,768.4

BENEFITS TO STAKEHOLDERS

Shareholders

- -    Strong potential for earnings growth

- -    Reliable dividend with strong growth outlook

- -    Portfolio of non-regulated businesses

- -    Compound growth as combined company

Customers

- -    Range of energy products and services

- -    Immediate reductions in retail electric rates; shared savings

- -    5-year period of rate stability

BENEFITS TO STAKEHOLDERS

Employees

- -    Part of a stronger, growth-oriented company

- -    Expanded career opportunities with multinational reach

- -    Opportunity to own stock in a competitive, national energy company

Communities

- -    Stronger voice in national policy debates

- -    Greater ability to attract new business

- -    Enhanced community involvement and support

NEWCO DIVIDEND

- -    Initial annualized dividend rate of $1.85

- -    Represents 18.6% increase for KCPL shareholders

- -    Confirmation of strong growth potential

- -    First year payout ratio in low 80 percent range

- -    Platform for continued dividend growth

GROWTH IN SHAREHOLDER VALUE

[Graph]

                         UCU                     KCPL

85                  $1,000.00                $1,000.00

86                  $1,539.43                $1,335.40

87                  $1,205.20                $1,289.86

88                  $1,665.40                $1,752.15

89                  $2,107.26                $2,100.48

90                  $2,091.46                $2,296.24

91                  $3,083.56                $3,298.78

92                  $3,162.00                $3,377.95

93                  $3,819.58                $3,625.56

94                  $3,392.51                $3,953.31

95                  $3,980.76                $4,732.90

December 31

NORTH AMERICA

KCPL/UtiliCorp Operations

[Map of North America showing the areas and locations of KCPL and UtiliCorp businesses]

POWER PROJECTS

KCPL/UtiliCorp Operations

[Map of United States showing locations of power projects]

POWER PROJECTS

[Map of China and Jamaica showing locations of power projects]

INTERNATIONAL

[Map of British Columbia, New Zealand, United Kingdom and
Australia]

- -    British Columbia          81,000

- -    New Zealand              279,000

- -    United Kingdom            27,000

- -    Australia                520,000

WHY KCPL TURNED DOWN
WESTERN OFFER:

- -    Asset concentration in nuclear facilities

- -    Premium from KGE acquisition

- -    Rate disparity within Western's service territory

- -    Merger proposal is based on cost cutting

- -    No strategy for the future energy market

ANALYSIS OF HOSTILE OFFER

- -    Desperate attempt to block strategic merger

- -    No successful hostile transaction for utilities

- -    Western has incompatible transaction-driven mentality

- -    Western's $28 offer and dividend range is illusory:

     -    Highly conditional nature of offer

     -    Unrealistic merger assumptions and synergies

     - Significant rate reduction will negatively impact share value and earnings

WESTERN'S CONDITION TO MERGER

- -    90% of KCPL shares tendered

- -    Satisfy Missouri Business Combination Law - requires KCPL
     board approval

- -    Western's shareholders must approve dilutive transaction

- -    Western can amend the terms or terminate transaction any
     time prior to closing

ANALYSIS OF COLLAR
KCP&L Value Received Based on Western's Stock Price

[Graph]

- -    Price (4/12/96) $29.125

- -    KCP&L shareholders would receive a maximum of 0.985 WR shares

- -    Participate in downside if WR stock price falls below $28.43

- -    $28 Per KCP&L Share Offer Price

- -    KCP&L shareholders would receive a minimum of 0.910 WR share

- -    Participate in upside only if WR stock price rises above $30.77

ANALYSIS OF COLLAR
KCP&L Dividends Received Based on Western's Stock Price

[Graph]

- -    Price (4/12/96) $29.125

- -    KCP&L shareholders would receive a maximum of 0.985 WR shares

- -    Receive maximum dividends of $2.03 per KCP&L share

- -    KCP&L shareholders would receive a minimum of 0.910 WR share

- -    Receive minimum dividends of $1.87 per KCP&L share

COMPARISON OF CLAIMED SYNERGIES IN RECENT UTILITY MERGERS
Chronologically Ordered by Announcement Date

                                        Estimated Cost Savings:       As a Percent of Combined:
                              Aggregate      # of      Per Year                           Pre-Tax
                              ($MM)          Years      ($MM)       Revenues     O&M      Income

KCP&L/Western Resources       $1,000         10         $100        4.0%         7.1%     22.6%

UtiliCorp/KCP&L               $600           10         $60         1.6%         2.1%     19.1%

IES/Interstate/WPL            $700           10         $70         3.5%         5.4%     27.0%

Washington Energy/Puget
Sound P&L                     $370           10         $37         2.3%         3.8%     22.3%

Potomac Electric/
Baltimore G&E                 $1,300         10         $130        2.7%         4.8%     17.5%

Southwestern P.S./
P.S.Co. of Colorado           $770           10         $77         2.7%         3.9%     21.6%

CIPSCO/Union Electric         $570           10         $57         1.8%         3.4%      9.0%

Wisconsin Energy/
Northern States Power         $2,000         10         $200        4.8%         7.9%     27.3%

Iowa-Illinois G&E/
Midwest Resources             $400           10         $40         2.6%         3.9%     18.5%

Sierra Pacific Res./
Wash. Water Power             $450           10         $45         3.9%         6.2%     22.1%

PSI Resources/Cinn. G&E       $1,500         10         $150        5.7%         9.3%     34.4%

Gulf States/Entergy           $1,700         10         $170        3.0%         5.4%     18.4%

Kansas G&E/Kansas P&L         $140            5         $28         1.7%         2.6%     18.7%

Source:  As disclosed in merger proxies for respective transactions.


ERRORS IN WESTERN'S SYNERGIES ANALYSIS

                                       Estimated
                                     Overstatement
Savings Category                         ($MM)                               Comments

- -  Procurement Savings                  [$150]      - Overstated due to universe of materials upon which savings are calculated and discount rate applied (e.g., universe includes generation and small volume items).

                                                    - Forecasts not based on any transaction-specific data, but on claimed experience in prior transactions.

                                                    - FERC has criticized similar projections by Western's consultant as
                                                      "unsubstantiated".

                                                    - Difference between Western's and KCP&L's/UCU's procurement estimates accounts for nearly half of the difference in total cost savings estimates.
- -  Labor

     -    Irrelavant and statistically  [$110]      - Irrelavant benchmarks used in labor savings calculations.
          invalid benchmarks

     -    Salary and benefits           [$27]       - Assumed a 34% benefit rate for KCP&L (KCP&L rate is 26%).
          calculations                              - Aggressive salary and benefits escalation (KCP&L believes 3.5%
                                                      is the rate).

     -    Implementation of synergies   [$43]       - Assumes implementation of all synergies on January 1, 1998.
                                                    - Analysis is a "best guess" based on prior "best guesses".
                                                    - Savings asserted in conjunction with a no layoff policy.

- -  Customer Information Systems and     [$100]      - Overstated nominal dollar synergy amounts.
   Data Center Operation Costs

- -  Transaction Costs                    [$88]       - Left out of calculation.

- -  Savings Which Could Be Achieved
   on a Stand-Alone Basis

TOTAL OVERSTATEMENT                     [$518]



COMPARATIVE PROFILES OF WESTERN AND UTILICORP
Summary of Key Strategic Initiatives

Western Resources                                         UtiliCorp United

- -  Acquisition of 23.4% in ADT Ltd., a home security      -  Launch of EnergyOne, a national brand name for
   business, for approximately $444 million.                 energy services.
- -  Acquisition of the Wing Group, an IPP company          -  Acquisition of a 50% interest in United Energy, the
   founded in 1991, with options to buy into overseas        first Australian electric distribution company to be
   projects.                                                 privatized.
- -  Joint venture with EUA Cogenex to provide energy       -  Acquisition of a 20% stake in Power New Zealand
   services to business customers.                           and Energy Direct, the second and fourth largest
- -  Acquisition of Mobilefone Security and Paging and         electric distribution utilities in New Zealand.
   Communications and Signaling, two Topeka-based         -  UtilCo Group IPP subsidiary with equity ownership
   security service businesses.                              interests in 16 projects worldwide already, becomes
- -  Venture with Mobil Natural Gas to develop gas-            an equity partner in a 60 MW project in Kingston,
   gathering and gas processing plants.                      Jamaica.
- -  Merged its natural gas compressor rental subsidiary    -  Broaden gas marketing operations through acquisition
   with Hanover Compressor.                                  of Broad Street Oil & Gas and Tristar Gas Company.
- -  Acquisition of a 25% interest in Valence L.L.C., a     -  Purchase of gas distribution and transmission systems
   manufacturer of uninterruptible power supply              in Kansas and a 218-mile intrastate gas pipeline
   systems.                                                  system in Missouri.
- -  Sale of Missouri gas properties with proceeds used to
   retire debt incurred in the acquisition of Kansas Gas
   & Electric.



PROJECTIONS OF COMBINED COMPANY POST MERGER
Projections Claimed by Western in its April 22, 1996 Filing with the SEC
($MM, except per share amounts)

                              Pro Forma Pre Merger        Combined Company Post Merger
                                1996      1997            1998          1999      2000
Operating Revenues             $2,568     $2,623          $2,663        $2,726    $2,800
Operating Expenses              2,107      2,175           2,282         2,241     2,316
   Operating Income               461        449             382           485       483
Other Income                       41         78              66            95       101
Interest Charges                  197        204             217           210       207
   Net Income                     305        322             231           369       377
Preferred Dividends                18          7               1             1         1

Net Income to Common             $287       $315            $230          $368      $376
EPS(a)                          $2.33      $2.52           $1.81         $2.87     $2.94
EPS(b)                          $2.33      $2.52           $2.64         $2.89     $2.94

Western's Projected Stand-Alone Earnings Based on Wall Street Consensus Estimates(c)

                                1996      1997            1998(d)       1999(d)   2000(d)
First Call                     $2.70      $2.77           $2.89         $3.01     $3.14

Zacks                          $2.71      $2.76           $2.91         $3.08     $3.25

________________________________

<F1>
(a) Calculated assuming an exchange ratio of .96137 based on April 12, 1996 closing stock prices.
</F1>
<F2>
(b) EPS excludes transaction costs and costs to achieve synergies.
</F2>
<F3>
(c) Oppenheimer estimates for Western on a stand-alone basis (include 6.5 million common share offering in September 1996)
    are $2.70, $2.60 and $2.75 in 1996, 1997 and 1998, respectively.
</F3>
<F4>
(d) Derived from a long-term growth rate of 3.0% from First Call and a long-term growth rate of 3.7% from Zacks.
</F4>


COMPARISON OF THE COMPLEMENTARY FEATURES OF THE
KCP&L/UCU TRANSACTION VS. THE WESTERN TRANSACTION
Customer Centered Technology, Information and Communications

KCP&L                                           UtiliCorp                                       Western Resources

- -  Largest number of installed wireless      -  Joint venture with Novell, largest          -  Planned pilot program for
   (CellNet) smart meters in the US             network software firm, to deploy in-           32,000 drive-by meters.
   (200,000).  Currently reading 90,000         home and in-business energy
   customer premises.                           management LANs.

- -  CellNet technology can handle             -  Novell position as largest network
   collection of large amounts of in-           provider can integrate large volume
   home and in-business LAN                     of data from many locations
   generated data and transmission of           collected by CellNet technology and
   digital information to many                  can select communications for
   dispersed locations.                         transmission.



COMPARISON OF THE COMPLEMENTARY FEATURES OF THE
KCP&L/UCU TRANSACTION VS. THE WESTERN TRANSACTION
Energy Marketing in an Open Access Btu Environment

KCP&L                                   UtiliCorp                                       Western Resources

- -  No gas marketing operation.          -  One of ten largest gas marketers in       -  Modest gas marketing operation
                                           US - in operation for ten years.             established in 1995.

- -  Extensive bulk power sales           -  Received one of the early FERC            -  Has applied for FERC electric
   experience - one-fourth of owned        electric marketer licenses and ranks         marketing license.
   generation output sold off-system.      as one of the largest electric
                                           marketers.



COMPARISON OF THE COMPLEMENTARY FEATURES OF THE
KCP&L/UCU TRANSACTION VS. THE WESTERN TRANSACTION
Geographic Diversification of Independent Power and Utility
Operations

             KCP&L                                   UtiliCorp                             Western Resources

- -  Concentrated in western urban        -  Anchored in suburban and rural            -  Concentrated in eastern & central
   Missouri.                               western Missouri.                            Kansas.

- -  No utility operations outside        -  Nine gas and electric utility divisions   -  None.
   traditional service territory.          in 8 states acquired over the past 10
                                           years.

- -  700 MW IPP in development in         -  Equity investments in 17 IPPs in US       -  None.
   Missouri.                               and Jamaica.

- -  No foreign utility operations.       -  Majority ownership and control of         -  None.
                                           distribution utilities in Australia and
                                           New Zealand.

- -  Three small power production         -  Business plan near completion for         -  Purchased Wing Power
   facility agreements in China.           assessing IPP investments in eleven          Development - no equity in any
                                           foreign countries.                           operating foreign power projects.

- -  No foreign energy marketing          -  Gas marketing in UK.                      -  None.
   activities.


THE PERFECT MERGER OF EQUALS

[Triangle]

- -    Achievable

- -    Strategic

- -    Credible